                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    ______

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               MIND C.T.I. LTD.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Israel                                     N.A.
            ------                                     ----
(State of incorporation or organization)          (I.R.S. Employer
                                                 Identification No.)

Industrial Park,
Building 7, P.O. Box 144
Yoqneam  Israel                                        20692
---------------                                        -----
(Address of principal executive offices)             (Zip Code)

    If this form relates to the                  If this form relates to the
    registration of a class of                   registration of a class of
    securities pursuant to Section 12(b)         securities pursuant to Section
    of the Exchange Act and is effective         12(g) of the Exchange Act and
    pursuant to General Instruction              is effective pursuant to
    A.(c), please check the following            General Instruction A.(d),
    box.  [ ]                                    please check the following
                                                 box. [X]

Securities Act registration statement file number to which this form relates:
333-12266
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Securities to be registered pursuant to Section 12(b) of the Act:

                                 Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

               Ordinary Shares, nominal value NIS 0.01 per share
          -----------------------------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
------   -------------------------------------------------------

     A description of the Ordinary Shares of MIND C.T.I. Ltd. (the "Registrant") is set forth under the caption "Description of Ordinary Shares" on page 57 as contained in the Prospectus included in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-12266) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission on August 2, 2000 on behalf of the Registrant, which is hereby incorporated herein by reference for all purposes.

Item 2.  Exhibits
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       1.  Memorandum of Association of Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

       2. Form of Articles of Association of Registrant, incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

       3. Specimen of Certificate for Ordinary Shares, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

       4. Shareholders Agreement by and among MIND C.T.I. Ltd., Lior Salansky, Monica Eisinger, ADC Teledata Communications Ltd. and the Purchasers listed therein, dated as of March 30, 2000, incorporated herein by reference to Exhibit 10.4 of the Registration Statement.

     The Registrant hereby further incorporates by reference the description of the Ordinary Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                         MIND C.T.I. Ltd.



                         By:   /s/ Monica Eisinger
                            -----------------------
                               Monica Eisinger
                               Chief Executive Officer


Dated: August 2, 2000